EXHIBIT 99.1

Chicago, Illinois

COSMOS HOLDINGS, Inc. (COSM) entered into

Exclusive Cooperation Agreement with

Mr. Grigorios Siokas

Cosmos Holdings Inc. (COSM), May 1, 2014, whose stock is qualified for quotation on the OTCQB under the symbol “COSM,” is proud to announce that the Company entered into an “EXCLUSIVE COOPERATION AGREEMENT” with Mr. Grigorios Siokas to assume the position of Manager of Pharmaceutical Division of the Company.

It is anticipated that he will be engaged solely by COSMOS, mainly in the fields of Pharmaceutical business development in Greece, Germany, United Kingdom and another EU country for the first few years. After that we are currently planning to develop these and other pharmaceutical activities in a broader geographical area. More specifically, it is his job under the EXCLUSIVE COOPERATION AGREEMENT to incorporate, manage, structure and organize five companies (2 Greek, 1 German, 1 UK and another EU company –i.e. Polish), in the following six years, dedicated to medicine import – export that will be 100% owned subsidiaries of Cosmos Holdings Inc. His duties will encompass the identification, planning, strategizing and negotiation with potential strategic business partners and in general assisting with business development of the medicine sector.

Mr. Siokas’ has significant background and experience in the business area of Pharmaceutical Imports - Exports. He comes to Cosmos Holdings with over 15 years of management experience in the sector, most recently as General Director at ZED Pharma S.A where he directed the efforts, from January of 2011 to March 2014.

Prior to ZED Pharma S.A. Mr. Siokas was the General Director from June of 2004 until October of 2010 at IPPOKRATIS S.A, a company that is operating in the business of Pharmaceutical Exports. During his tenure with IPPOKRATIS S.A the company achieved combined annual sales through the several programs he managed totaling 105 million dollars per year, in that company’s fiscal year ended 2009.

Mr. Siokas holds a Bachelor degree from the “Aristotle University of Thessaloniki” and the Geology Department where he graduated in the year of 1988.

Cosmos Holding’s President & CEO Mr. Dimitrios Goulielmos Commented; “We are very pleased that Mr. Siokas has joined Cosmos Holding, Inc. His significant experience in the Pharmaceutical import – export business combined with his educational experience make him uniquely qualified for what we see to be his role at Cosmos Holdings Inc. We believe that he is an accomplished manager in this sector, with a great track record working for companies, the last of which as noted above where he assisted through his management work in generating significant profits. We hope his expertise will assist us in achieving aggressive growth in this type of business. We continue to follow our underlying principle 'Strength through Diversity and Returns.'

Mr. Siokas notes "I am very pleased to become an integral part of Cosmos Holding’s pharmaceutical division and look forward to working with Company’s management to achieve all of the business and financial objectives that are in place for the pharmaceuticals division. I am eager and ready to contribute all my know-how and managerial skills to help Cosmos grow as quickly as possible.”

About Cosmos Holdings, Inc

Cosmos Holdings is a Holding Company and an OTC QB listed company under the symbol “COSM”. The Company is currently actively looking for potential acquisition candidates in various industries including but not limited to pharmaceutical industry and related pharmaceutical logistics companies, food industry, green and Hi-Tech technologies, and insurance industry.

Contact

Konstantinos Vassilopoulos

US Finance Manager

Tel. +1.312.674.4529

g.vassilopoulos@cosmoshold.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by words such as "will," "may," "expect," "anticipate," "aim," "intend," "plan," "believe," "estimate," "potential," "continue," and other similar statements. Statements other than statements of historical facts in this announcement are forward-looking statements, including but not limited to, our expectations regarding the expansion of our manufacturing capacities, our future business development, and our beliefs regarding our production output and production outlook. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. Further information regarding these and other risks is included in documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.